UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2006

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale California 94089

(Address of Principal Executive Offices)

(858) 450-9333

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 2, 2006, Applied Micro Circuits Corporation (“AMCC”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with Quasar Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of AMCC (“Merger Sub”), Quake Technologies, Inc., a Delaware corporation (“Quake”), and Daniel Trepanier and The VenGrowth II Investment Fund Inc., as representatives of the stockholders of Quake. The Merger Agreement provides for the merger of Merger Sub with and into Quake (the “Merger”), with Quake surviving the Merger as a wholly-owned subsidiary of AMCC.

AMCC has agreed to acquire all of the outstanding capital stock of Quake in exchange for an aggregate consideration of $80 million less certain transaction expenses incurred by Quake in connection with the Merger. Of the amount to be paid at closing, $12 million will be placed in escrow for at least one year in order to secure the indemnification obligations of Quake to AMCC. AMCC will assume cash and other receivables of Quake outstanding as of the closing. In addition, AMCC will assume certain options to purchase common stock of Quake, which will be exercisable for AMCC common stock following completion of the Merger.

The Merger Agreement includes customary representations and warranties from Quake regarding its business. The transaction has been approved by both companies’ boards of directors, and the stockholders of Quake, and is subject to regulatory approvals and customary closing conditions.

The foregoing descriptions of the Merger and the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

On August 3, 2006, AMCC announced the execution of the Merger Agreement by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On August 3, 2006, AMCC issued a press release regarding the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, AMCC understands that the United States Attorney’s Office of the Northern District of California does not intend to continue its investigation of AMCC’s historical stock option grant practices and related accounting and is withdrawing its subpoena. The United States Attorney’s Office of the Southern District of California, office of San Diego, where AMCC was formerly headquartered, is continuing the investigation of AMCC’s historical stock option grant practices and related accounting and issued a subpoena to AMCC on July 27, 2006.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of August 2, 2006 by and among Applied Micro Circuits Corporation, Quasar Acquisition Corporation, Quake Technologies, Inc., Daniel Trepanier and The VenGrowth II Investment Fund Inc.

99.1	Press Release dated August 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2006	APPLIED MICRO CIRCUITS CORPORATION

	By:	/s/ Cynthia J. Moreland
	Name:	Cynthia J. Moreland
	Title:	Vice President, General Counsel and Secretary

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of August 2, 2006 by and among Applied Micro Circuits Corporation, Quasar Acquisition Corporation, Quake Technologies, Inc., Daniel Trepanier and The VenGrowth II Investment Fund Inc.

99.1	Press Release dated August 3, 2006.